Exhibit 99.1

Selective Reports Strong Third Quarter 2020 Net Income of $1.16 per Diluted Share and
Non-GAAP Operating Income1 of $1.06 per Diluted Share;
Dividend Increased 9%, to $0.25 per share

In the third quarter of 2020:

•Strong net premiums written ("NPW") growth of 6% compared to the third quarter of 2019;
•Profitable GAAP combined ratio of 97.0% despite 11.4 percentage points of catastrophe losses in the quarter;
•Annualized return on equity ("ROE") was 11.9% and non-GAAP operating ROE1 was 10.9%;
•Overall renewal pure price increased 4.4%; and
•After-tax net investment income of $55 million, up 22% compared to the third quarter of 2019.

Branchville, NJ - October 28, 2020 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported financial results for the third quarter ended September 30, 2020, with net income per diluted share of $1.16 and non-GAAP operating income1 per diluted share of $1.06.

“We delivered strong results despite a quarter of unusually high weather-related catastrophe losses for Selective and the industry. We produced a 97.0% combined ratio, an excellent 10.9% non-GAAP operating ROE, and $1.06 of non-GAAP operating income per share, despite experiencing $80 million, or 11.4 points on the combined ratio, of catastrophe losses in the quarter. The Midwest derecho and Hurricane Isaias accounted for a combined $50 million of the catastrophe losses, with 19 smaller events accounting for the remainder,” said John Marchioni, President and CEO.

“We grew NPW 6% in the quarter, driven by excellent results in our core business, standard commercial lines. With an average account size of approximately $12,000, this segment produced healthy growth of 8% as renewal pure price increased to 4.6% and retention improved to 86%. Our consistent multi-year track record of generating strong renewal pure price relative to expected claims trend has us well positioned to deliver continued profitable growth. Investment income also was a strong contributor to the results, increasing 22% to $55 million after-tax, as it benefited from a rebound in the value of alternative investments.”

“Our solid growth and profitability in a challenging environment reflects our strong relationships with best-in-class distribution partners, our sophisticated underwriting and pricing tools, and excellent customer servicing capabilities,” continued Mr. Marchioni. “We are extremely proud of our Claims team for their prompt response and excellent customer service, demonstrating the value we provide to our customers in the most challenging times.”

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2020		2019			2020		2019
Net premiums written	$719.5		676.9	6%		$2,091.6		2,051.3	2%
Net premiums earned	694.5		653.6	6		1,976.9		1,928.8	2
Net investment income earned	68.2		55.8	22		158.6		164.9	(4)
Net realized and unrealized gains (losses), pre-tax	7.7		(2.2)	(454)		(24.3)		15.3	(259)
Total revenues	776.6		710.4	9		2,123.8		2,117.6	—
Net underwriting income, after-tax	16.6		24.7	(33)		41.3		86.5	(52)
Net investment income, after-tax	55.1		45.4	22		129.2		134.3	(4)
Net income	69.9		56.2	24		119.3		189.8	(37)
Non-GAAP operating income[1]	63.8		58.8	9		138.5		181.9	(24)
Combined ratio	97.0%		95.2	1.8	pts	97.4%		94.3	3.1	pts
Loss and loss expense ratio	64.5		60.9	3.6		63.4		60.5	2.9
Underwriting expense ratio	32.4		34.1	(1.7)		33.9		33.6	0.3
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.1		0.2	(0.1)
Catastrophe losses	11.4	pts	3.7	7.7		9.9	pts	3.9	6.0
Non-catastrophe property losses and loss expenses	15.2		16.7	(1.5)		14.9		16.1	(1.2)
(Favorable) prior year reserve development on casualty lines	(3.6)		(2.1)	(1.5)		(2.5)		(2.1)	(0.4)
Net income per diluted share	$1.16		0.93	25%		$1.98		3.16	(37)%
Non-GAAP operating income per diluted share[1]	1.06		0.97	9		2.30		3.02	(24)
Weighted average diluted shares	60.4		60.1	—		60.3		60.0	—
Book value per share	$40.00		35.98	11		40.00		35.98	11

Overall Insurance Operations

For the quarter, overall NPW increased 6% compared to the third quarter of 2019, due to increased retention and 4.4% in overall renewal pure price increases. The 97.0% combined ratio reflects the elevated catastrophe losses that were offset partially by (i) the impact of favorable prior year casualty reserve development, (ii) lower non-catastrophe property losses compared to a year ago, and (iii) our on-going expense management initiatives. Insurance operations generated 2.8 points of non-GAAP operating ROE in the quarter.

Standard Commercial Lines Segment

Standard Commercial Lines premiums, which are 80% of total NPW, were up a very strong 8%, driven by (i) 4.6% in renewal pure price increases, (ii) a 3% increase in new business from a year ago, to $99 million, and (iii) strong retention at 86%. The third quarter 92.3% combined ratio included 7.0 points of catastrophe losses. The items in the following table drove the changes in the combined ratio between third quarter 2020 and 2019:

Standard Commercial Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2020		2019			2020		2019
Net premiums written	$577.8		532.9	8%		$1,679.5		1,637.0	3%
Net premiums earned	558.1		515.2	8		1,575.7		1,519.0	4
Combined ratio	92.3%		94.2	(1.9)	pts	95.1%		93.9	1.2	pts
Loss and loss expense ratio	59.3		59.0	0.3		60.3		59.0	1.3
Underwriting expense ratio	32.9		35.0	(2.1)		34.7		34.6	0.1
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.1		0.3	(0.2)
Catastrophe losses	7.0	pts	2.9	4.1		7.0	pts	3.4	3.6
Non-catastrophe property losses and loss expenses	13.5		14.9	(1.4)		13.7		14.1	(0.4)
(Favorable) prior year reserve development on casualty lines	(4.5)		(3.1)	(1.4)		(3.2)		(2.8)	(0.4)

Standard Personal Lines Segment

Standard Personal Lines premiums, which are 11% of total NPW, were down 2% in the quarter compared to 2019. Renewal pure price increases were 1.8%, retention was 83%, and new business was up 18% compared to last year. The third quarter combined ratio was 119.0%, up 18.2 points from a year ago, driven by elevated catastrophe losses, which were 27.1 points higher than the third quarter of 2019. A 3.3 point reduction in non-catastrophe property losses was a partial offset.

Standard Personal Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2020		2019			2020		2019
Net premiums written	$79.7		81.6	(2)%		$225.5		233.7	(4)%
Net premiums earned	76.0		76.7	(1)		223.7		231.2	(3)
Combined ratio	119.0%		100.8	18.2	pts	109.1%		96.9	12.2	pts
Loss and loss expense ratio	91.7		71.4	20.3		81.4		68.5	12.9
Underwriting expense ratio	27.3		29.4	(2.1)		27.7		28.4	(0.7)
Catastrophe losses	37.4	pts	10.3	27.1		29.7	pts	7.8	21.9
Non-catastrophe property losses and loss expenses	29.5		32.8	(3.3)		27.1		34.1	(7.0)
Unfavorable prior year reserve development on casualty lines	—		2.6	(2.6)		—		0.9	(0.9)

Excess and Surplus Lines Segment

Excess and Surplus Lines premiums, which represented 9% of total NPW, were stable compared to the third quarter of 2019. Strong new business growth of 29% and renewal pure price increases of 7.0% were offset by a reduction in renewal and endorsement activity. The combined ratio was 112.0%, a 15.1-point increase compared to a year ago, driven by elevated catastrophe losses that were 17.1 points higher than a year ago.

Excess and Surplus Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2020		2019			2020		2019
Net premiums written	$62.1		62.4	—%		$186.6		180.6	3%
Net premiums earned	60.5		61.7	(2)		177.5		178.7	(1)
Combined ratio	112.0%		96.9	15.1	pts	102.2%		94.7	7.5	pts
Loss and loss expense ratio	77.8		64.5	13.3		67.4		62.5	4.9
Underwriting expense ratio	34.2		32.4	1.8		34.8		32.2	2.6
Catastrophe losses	19.5	pts	2.4	17.1		10.6	pts	2.4	8.2
Non-catastrophe property losses and loss expenses	13.2		11.4	1.8		10.9		9.6	1.3

Investments Segment

Net investment income, after-tax, was up a very strong 22% in the quarter, to $55.1 million. The increase was driven by alternative investment gains of $19 million pre-tax, or $15 million after-tax, which are reported on a one-quarter lag and reflect the market rebound during second quarter 2020. The after-tax earned income yield on the portfolio averaged 3.1%. Invested assets per dollar of stockholders' equity was $3.04 at September 30, 2020, and the investment portfolio generated 9.4 points of non-GAAP operating ROE in the quarter.

Investments Segment	Quarter ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2020	2019			2020	2019
Net investment income earned, after-tax	$55.1	45.4	22%		$129.2	134.3	(4)%
Net investment income per share	0.91	0.76	20		2.14	2.24	(4)
Effective tax rate	19.1%	18.7	0.4	pts	18.6%	18.6	—	pts
Average yields:
Fixed income securities:
Pre-tax	3.2%	3.5	(0.3)	pts	3.2%	3.6	(0.4)	pts
After-tax	2.6	2.8	(0.2)		2.6	2.9	(0.3)
Portfolio:
Pre-tax	3.8	3.4	0.4		3.0	3.5	(0.5)
After-tax	3.1	2.8	0.3		2.5	2.9	(0.4)
Annualized ROE contribution	9.4	8.6	0.8		7.5	9.1	(1.6)

Balance Sheet

$ in millions, except per share data	September 30, 2020	December 31, 2019	Change
Total assets	$9,514.9	8,797.2	8%
Total investments	7,277.5	6,688.7	9
Short-term debt	167.0	—	NA
Long-term debt	550.6	550.6	—
Stockholders’ equity	2,393.6	2,194.9	9
Invested assets per dollar of stockholders’ equity	3.04	3.05	—
Net premiums written to policyholders' surplus	1.4x	1.4x	—
Book value per share	40.00	36.91	8

Our long-term debt balance did not change from December 31, 2019. We, however, increased our short-term debt by $302 million during the first quarter of 2020 as a contingency in light of the COVID-19-related volatility and uncertainty in the financial markets. We repaid the $50 million borrowing on our line of credit in May and $85 million in Federal Home Loan Bank short-term borrowings in September. We currently expect the remaining short-term borrowings to be repaid by year-end 2020.

Book value per share increased 8% for the first nine months of the year, driven by $1.73 of net unrealized gains on our fixed income securities portfolio and $1.98 of net income per diluted share, partially offset by $0.69 of dividends paid to shareholders. Selective's Board of Directors declared a 9% increase in the quarterly cash dividend on common stock, to $0.25 per share, that is payable December 1, 2020, to stockholders of record as of November 13, 2020.

Guidance
For 2020, our revised full-year guidance to reflect our current estimated full-year impact of COVID-19, is as follows:

•A GAAP combined ratio, excluding catastrophe losses, between 88% and 89%. Our combined ratio estimate assumes no additional prior-year casualty reserve development in the fourth quarter;

•Catastrophe losses of 8.0 points on the combined ratio. As COVID-19 has not been designated a catastrophe event by the Insurance Services Office's Property Claims Services unit, such losses are not included as catastrophes;

•After-tax net investment income of $175 million, that includes between $10 million and $15 million in after-tax net investment income from our alternative investments;

•An overall effective tax rate of approximately 18.5%, which includes an effective tax rate of 18.5% for net investment income, 5.25% for tax-advantaged municipal bonds, and 21% for all other items; and

•Weighted average shares of 60.5 million on a diluted basis.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 a.m. ET, on Thursday, October 29, 2020 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 28, 2020.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for 10 property and casualty insurance companies rated "A" (Excellent) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program’s Write Your Own Program. Selective’s unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and being named one of "America's Best Mid-Size Employers" by Forbes Magazine. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity differ from net income, net income per diluted share, and return on equity, respectively, by the exclusion of: (i) after-tax net realized and unrealized gains and losses on investments; and (ii) after-tax debt retirement costs.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses on sales of securities in any given period is largely discretionary as to timing.  In addition, these net realized investment gains and losses, other-than-temporary investment impairments that are charged to earnings, unrealized gains and losses on equity securities, and the debt retirement costs could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income, income per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income, net income per diluted share, and return on equity to non-GAAP operating income, non-GAAP operating income per diluted share, and non-GAAP operating return on equity, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Non-GAAP Operating Income

$ in millions	Quarter ended September 30,		Year-to-Date September 30,
	2020	2019	2020	2019
Net income	$69.9	56.2	119.3	189.8
Net realized and unrealized (gains) losses, before tax	(7.7)	2.2	24.3	(15.3)
Debt retirement costs, before tax	—	—	—	4.2
Tax on reconciling items	1.6	0.4	(5.1)	3.2
Non-GAAP operating income	$63.8	58.8	138.5	181.9
Reconciliation of Net Income per Diluted Share to Non-GAAP Operating Income per Diluted Share

	Quarter ended September 30,		Year-to-Date September 30,
	2020	2019	2020	2019
Net income per diluted share	$1.16	0.93	1.98	3.16
Net realized and unrealized (gains) losses, before tax	(0.13)	0.04	0.40	(0.26)
Debt retirement costs, before tax	—	—	—	0.07
Tax on reconciling items	0.03	—	(0.08)	0.05
Non-GAAP operating income per diluted share	$1.06	0.97	2.30	3.02

Reconciliation of Return on Equity to Non-GAAP Operating Return on Equity

	Quarter ended September 30,		Year-to-Date September 30,
	2020	2019	2020	2019
Annualized Return on Equity	11.9%	10.7	6.9	12.9
Net realized and unrealized (gains) losses, before tax	(1.3)	0.4	1.4	(1.0)
Debt retirement costs, before tax	—	—	—	0.3
Tax on reconciling items	0.3	0.1	(0.3)	0.1
Annualized Non-GAAP Operating Return on Equity	10.9%	11.2	8.0	12.3

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements and information incorporated by reference in this press release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements about our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, or performance to differ materially from what we indicated or implied. In many cases, forward-looking statements contain words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other like terms. These statements are not guarantees of future performance. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements, include without limitation:
•Related to COVID-19:
◦Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.
◦The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.
◦Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.
◦Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) OTTI losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.
•Difficult conditions in global capital markets and the economy;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of natural and man-made catastrophic events, including without limitation hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, including cyber-attacks, explosions, severe winter weather, floods, and fires;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and

•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors that we cannot predict or assess may emerge from time-to-time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com